    As filed with the Securities and Exchange Commission on July 25, 1996
                                                      Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933


                            AVID TECHNOLOGY, INC.
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            (Exact name of registrant as specified in its charter)

            Delaware                          04-2977748
- --------------------------------       ------------------------------------
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)

      Metropolitan Technology Park, One Park West, Tewksbury, MA    01876
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           (Address of Principal Executive Offices)       (Zip Code)

                       1996 EMPLOYEE STOCK PURCHASE PLAN
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                           (Full Title of the Plan)


                               William J. Miller
              Chief Executive Officer and Chairman of the Board
                             Avid Technology, Inc.
                         Metropolitan Technology Park
                                 One Park West
                             Tewksbury, MA  01876
         ---------------------------------------------------------------
                    (Name and Address of Agent for Service)

                                (508) 640-6789
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         (Telephone number, including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
   Title of
  Securities                        Proposed Maximum        Proposed Maximum      Amount of
    to be         Amount to be          Offering                Aggregate        Registration
  Registered       Registered       Price Per Share (1)     Offering Price (1)     Fee (1)
- -----------------------------------------------------------------------------------------------
Common Stock,
$.01 par value     200,000 shares   $ 16.6875               $ 3,337,500           $ 1,150.87
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and based on the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market Systems' quotation system on July 22, 1996

         PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     The information required by Part I is included in documents sent or given to participants in the 1996 Employee Stock Purchase Plan of Avid Technology, Inc., a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

               (a)      The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

               (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article SIXTH of the Registrant's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     Article ELEVENTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Board of Directors of the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the Registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article ELEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Company has a Directors and Officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.   Undertakings

     1.   The Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the day of July 25, 1996.


                                                AVID TECHNOLOGY, INC.



                                                By: /s/ William J. Miller
                                                    ---------------------------
                                                    William J. Miller
                                                    Chief Executive Officer and
                                                    Chairman of the Board

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute and appoint William J. Miller, C. Edward Hazen, Frederic G. Hammond and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of
1933) and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Witness our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                       Title                                           Date
        ---------                       -----                                           ----
    /s/ William J. Miller
- -----------------------------          Chief Executive Officer and              )       July 25, 1996
        William J. Miller              Chairman of the Board                    )
                                       (Principal Executive Officer             )
    /s/ Jonathan H. Cook                                                        )
- -----------------------------          Vice President, Finance,                 )       July 25, 1996
        Jonathan H. Cook               Administration and                       )
                                       Chief Financial Officer                  )
                                       (Principal Financial Officer and         )
                                       and Principal Accounting Officer         )
    /s/ Charles T. Brumback                                                     )
- -----------------------------          Director                                 )       July 22, 1996
        Charles T. Brumback                                                     )
                                                                                )
    /s/ Wiliam E. Foster                                                        )
- -----------------------------          Director                                 )       July 25, 1996
        Wiliam E. Foster                                                        )
                                                                                )
    /s/ Peter C. Gotcher                                                        )
- -----------------------------          Director                                 )       July 25, 1996
        Peter C. Gotcher                                                        )
                                                                                )
    /s/ Robert M. Halperin                                                      )
- -----------------------------          Director                                 )       July 25, 1996
        Robert M. Halperin                                                      )
                                                                                )
    /s/ William S. Kaiser                                                       )
- -----------------------------          Director                                 )       July 25, 1996
        William S. Kaiser                                                       )
                                                                                )
    /s/ Paul A. Maeder                                                          )
- -----------------------------          Director                                 )       July 25, 1996
        Paul A. Maeder                                                          )
                                                                                )


   /s/  Curt A. Rawley
- ----------------------------           Director                                 )       July 25, 1996
        Curt A. Rawley                                                          )
                                                                                )
   /s/  William J. Warner                                                       )
- ----------------------------           Director                                 )       July 25, 1996
        William J. Warner                                                       )


                               INDEX TO EXHIBITS

Exhibit
Number          Exhibit                                                                   Page
- -------         -------                                                                   ----
  4.1           Third Amended and Restated Certificate of Incorporation
                of the Registrant, as amended                                               *

  4.2           Amendended and Restated By-Laws of the Registrant                          **

  4.3           Certificate of Designation establishing Series A Junior
                Participating Preferred Stock and Certificate of Correction thereto       ***

  4.4           Specimen Certificate representing the Registrant's Common Stock            **

  4.5           Rights Agreement, dated as of February 29, 1996, between the
                Registrant and The First National Bank of Boston, as Rights Agent        ****

  5.1           Opinion of Hale and Dorr

 23.1           Consent of Hale and Dorr (included in
                Exhibit 5.1)

 23.2           Consent of Coopers & Lybrand L.L.P.

 23.3           Consent of Ernst & Young LLP

 24.1           Power of Attorney (included on the signature page of
                this registration statement)
- -------------------------------------------
 *     Incorporated by reference from Exhibits 3.1 and 3.2 to the Registrant's
       Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (as filed with the Commission on May 15, 1995).

**     Incorporated by reference from Registrant's Registration Statement on
       Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.

***    Incorporated by reference from Exhibits 3.4 and 3.5 to the Registrant's
       Annual Report on Form 10-K (File No. 0-21174) for the year ended December
       31, 1995, as filed with the Commission on April 1, 1996.

****   Incorporated by reference from the Registrant's Current Report on Form
       8-K (File No. 0-21174), as filed with the Commission on March 8, 1996.